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               Certificate of Designation, Preferences and Rights
                           of Series A Preferred Stock
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                         FOUNTAIN PHARMACEUTICALS, INC.

                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                       RIGHTS OF SERIES A PREFERRED STOCK

      Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of the Board of Directors providing for an issue of 2,000,000 shares from a class of Preferred Stock, par value $.001 per share, such shares to be designated "Series A Preferred Stock," pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "Certificate of Designation").
________________________________________________________________________________

      I, John C. Walsh, President and Assistant Secretary, of Fountain Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of Section 151 of the Delaware General Corporation Law, do HEREBY CERTIFY:

      That pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), as in effect on the date thereof, the Board in an action taken as of July 11, 1997, duly adopted resolutions providing for the issuance of 2,000,000 shares to be designated "Series A Preferred Stock" from a class of authorized Preferred Stock, which resolutions are as follows:

      RESOLVED, that pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board does hereby provide, for the issue of a series of Preferred Stock of the Company from the Company's class of 2,000,000 authorized shares of $.001 par value preferred stock, to be designated "Series A Preferred Stock" (the "Series A Preferred Stock"), such issue to consist of 2,000,000 shares, and does hereby fix and herein state and express the voting and other rights, designations, powers, preferences and relative participation, optional or other special rights and the qualifications, limitations or restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):


      1.    DIVIDENDS
            ---------

      The holders of the Series A Preferred Stock (the "Holders") shall be entitled to receive, the Board shall be required to declare and the Company shall be required to pay, out of funds of the Company legally available therefor, an amount of dividends that would be payable to the Series A Preferred Stock following conversion as though then converted (as though a holder of the correctly denominated number of shares of Common Stock and Class B Common Stock in accordance with Paragraph 5 hereof) if, as and when any such dividends are declared on any shares of Other Stock (as hereinafter defined).


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      So  long  as  any  shares  of  Series  A  Preferred   Stock  shall  remain
outstanding, without the prior approval of the majority in interest of the Holders, (i) no dividend or other distribution whatsoever shall be declared or paid upon or set apart for any class of Company capital stock, including but not limited to Common Stock, Class B Common Stock, any other preferred stock or series thereof, except the Series A Preferred Stock (all such other Company stock of any class, except the Series A Preferred Stock shall be referred to herein as the "Other Stock"); (ii) no shares of Other Stock shall be redeemed or purchased by the Company or any subsidiary thereof; and (iii) no moneys shall be paid to or made available for a sinking fund for the redemption or purchase of Other Stock.

      Cash dividends upon shares of the Series A Preferred Stock shall be payable by wire transfer or check on the applicable Dividend Payment Dates to the Holders at the address set forth in the books and records of the Company or any transfer agent and/or registrar appointed for the Series A Preferred Stock.

      2.    PREFERENCE ON LIQUIDATION
            -------------------------

      The amount which the Holders shall be entitled to receive as a preferred payment in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be $1.25 per share (a total of $2,500,000 for all 2,000,000 shares of Series A Preferred Stock), plus an amount equal to all declared but unpaid dividends thereon to the date payment is made to the Holders (the "Liquidation Value"). Such amount shall be paid to the Holders in cash and prior to any distribution or payment to the holders of Other Stock. In the event of any such voluntary or involuntary liquidation, dissolution or winding up, the Series A Preferred Stock may within 10 days following receipt of notice of a potential liquidation, dissolution or winding up of the business, which notice shall be provided before any such liquidation, winding up or dissolution may be effected, convert to Common Stock and Class B Common Stock in accordance with Paragraph 5 hereof and thereupon participate in the liquidation proceeds allocated among Common Stock and Class B Common Stock holders in lieu of the foregoing liquidation preference.

      A consolidation or merger of the Company with or into any other corporation or corporations, or the sale, transfer, or lease of all or substantially all of the assets or business of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Paragraph 2.

      3.    REDEMPTION BY THE COMPANY
            -------------------------

      The Company shall not have the right to redeem all or any part of the outstanding shares of the Series A Preferred Stock.

      4.    REDEMPTION BY HOLDERS
            ---------------------

      Holders shall not have the right to require the Company to redeem the shares of Series A Preferred Stock.

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

      5.    CONVERSION
            ----------

      The Series A Preferred Stock may be converted at such time, in such manner and upon such terms and conditions as are set forth in this Paragraph 5 into fully paid and nonassessable shares of the Common Stock and Class B Common Stock of the Company. The conversion right provided by this Paragraph 5 must be exercised with respect to all outstanding shares of the Series A Preferred Stock at one time; conversions from time to time of part of the outstanding Series A Preferred Stock shall not be allowed, notwithstanding the fact that the Series A Preferred Stock may be held by more than one Holder.

      Subject to the provisions for adjustment hereinafter set forth in this Paragraph 5, the Series A Preferred Stock may be converted at any time at the option of the Holders into shares of Common Stock and shares of Class B Common Stock, representing one-half of the total number of currently issued and outstanding shares of Common Stock (which shall include the 47,516,049 shares currently issued and 3,050,000 shares reserved for issuance pursuant to warrants to acquire Common Stock at a price of $.04 per share, a total of 50,566,049 shares) and one-half of the issued and outstanding shares of Class B Common Stock and one-half of all warrants or other rights to subscribe to shares of Class B Common Stock at the time of conversion. Conversion of the Series A Preferred Stock may be undertaken at any time at the option of the Holders of the Series A Preferred Stock into, stated on a per-share basis, 12.64151225 shares of Common Stock for each share of Series A Preferred Stock and also into not less than .022525 shares of Class B Common Stock per share of Series A Preferred Stock, subject to adjustments herein. The number of shares of Common Stock and Class B Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate."

      In case of any split, reverse stock split, or any other reclassification or change of outstanding Common Stock or Class B Common Stock (other than a change in par value as a result of a subdivision or combination), or in case of any consolidation of the Company with any other corporation or any merger of the Company into another corporation or of another corporation into the Company (other than a consolidation or merger in which the Company is the continuing or surviving company and which does not result in any such reclassification or change in outstanding Common Stock or Class B Common Stock), or in case of any sale or transfer to another corporation or entity of all or substantially all of the properties or assets of the Company, the Company (or its successor in such consolidation or merger) or the purchaser of such properties or assets shall make appropriate provision so that the Holder of each share of Series A Preferred Stock then outstanding shall have the right at any time thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or transfer, by a holder of the number of shares of Common Stock and Class B Common Stock into which such Series A Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer; and effective provision shall be made in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall



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

thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Preferred Stock remaining outstanding; and provided, further, that any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or properties that the Holders of the Series A Preferred Stock remaining outstanding shall be entitled to receive, pursuant to the provisions hereof. In case securities or property other than Common Stock or Class B Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Paragraph 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

      In the event that the Company shall fix a record date for the issuance of rights and warrants to all holders of its Common Stock or Class B Common Stock entitling them to subscribe for or purchase shares of Common Stock or Class B Common Stock or any other securities of the Company at a price per share less than the then-current market price per share of Common Stock or Class B Common Stock, as applicable, on such record date, the Conversion Rate to be in effect after such record date shall be determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock or Class B Common Stock, as applicable, outstanding on such record date plus the number of additional shares of Common Stock or Class B Common Stock, as applicable, to be offered for subscription to purchase, and the denominator of which shall be the number of shares of Common Stock or Class B Common Stock, as applicable, outstanding on such record date plus the number of additional shares of Common Stock or Class B Common Stock, as applicable, which the aggregate offering price of the total number of shares so to be offered will purchase at the current market price. Such adjustment shall be made successively whenever such a record date is fixed.

      In case the Company shall fix a record date for the making of a distribution to holders of Common Stock or Class B Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidence of indebtedness or other assets (excluding dividends paid in, or distributions of, cash to the extent permitted by law) or subscription rights or warrants, then the Conversion Rate applicable to either or both the Common Stock or Class B Common Stock, whichever is effected, after such record date shall be determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock or Class B Common Stock, as applicable, on such record date, and the denominator of which shall be the current market price per share of Common Stock or Class B Common Stock, as applicable, less the Fair Market Value (as determined by the Board of Directors whose determination shall be conclusive in the absence of fraud) of the portion of the assets or evidence of indebtedness so to be distributed.

      For purposes of this Certificate of Designation, the "current market price" for any class of securities shall refer to (i) in the event that the particular class of securities is publicly traded on a recognized exchange or regular trading market place, the average closing sale price for the prior seven successive trading days, or (ii) in the event the applicable security is not traded on any recognized exchange or regular trading market, the current market price shall be determined by agreement between the Company and the applicable party or, in the absence of such agreement, which agreement shall be required to have been made within ten days of the applicable event requiring the

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

determination of the current market price, determined by a recognized business appraiser to be selected by agreement between the applicable parties or, in the absence of such agreement, selected by the Company (provided that the holder or other applicable party shall have the right to challenge the designation of any such appraiser for cause within 10 days of the notice of the designation). For purposes of the foregoing, a "recognized trading market" shall mean the NASDAQ OTC Bulletin Board or any other marketplace on which securities of domestic issuers of securities that are registered under Section 12 of the Securities Exchange Act of 1934 are regularly traded. A challenge to an appraiser for "cause" shall refer to a challenge based on a pre-existing business or personal relationship between the appraiser and the Company or any other reasonable set of definitively ascertainable facts questioning the ability of the applicable appraiser to fairly value the applicable securities.

      Whenever the conversion rate for Common Stock or Class B Common Stock shall be adjusted as provided above, the Company shall promptly file with its transfer agent a statement signed by the President and by its Treasurer, disclosing the nature of such event, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Series A Preferred Stock shall be convertible after such event and a notice containing a summary of the information set forth in said statement, to be mailed to the Holders of record of Series A Preferred Stock.

      The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, such number of shares of Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock into the correct denominations of Common Stock and Class B Common Stock, respectively, from time to time. Fractional shares of Common Stock and Class B Common Stock are to be issued upon conversion. Such fractional shares shall not be redeemable.

      The Holder of shares of Series A Preferred Stock desiring to convert the same into Common Stock and Class B Common Stock shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent therefor, or at such offices of the Company, if any, as the Board of Directors may determine, which certificate or certificates shall be duly endorsed or assigned to the Company or in blank, together with a written request for conversion. The Company shall be responsible for indemnifying and paying all taxes payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock and Class B Common Stock in exchange for Series A Preferred Stock so surrendered for conversion.

      The Company will, upon such surrender for conversion of certificates for shares of Series A Preferred Stock, issue and deliver at the office at which such certificates for shares of Series A Preferred Stock shall have been surrendered, to the person for whose account such shares of Series A Preferred Stock were so surrendered, or their nominee or nominees, certificates for the number of shares of Common Stock and Class B Common Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of the certificates for shares of Series A



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

Preferred Stock to be converted and the Holder of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such appropriate shares of Common Stock and Class B Common Stock on such date.

            6.     VOTING RIGHTS
                   -------------

                  (a) Holders of shares of Series A Preferred Stock shall be entitled to a number of votes in total that equal the total number of votes to be cast by holders of all then issued and outstanding shares of Common Stock and Class B Common Stock, plus seven votes in all elections of directors, such number of votes to be allocated among the shares of Series A Preferred Stock on a pro rata and equivalent per share basis. Notwithstanding the foregoing, recognizing that such number of votes shall represent the power to elect the entire Board of Directors, the Series A Preferred Stock shall exercise such votes in the election of directors only to elect a majority of the Board of Directors, and shall otherwise vote its shares of stock for nominees that are not designated by the Series A Preferred Stock Holders but who are appropriately nominated. The Company shall not allow cumulative voting in the election of directors.

                  (b) In all matters presented to stockholders of the Company for a vote, whether required by applicable corporate law or otherwise, the Series A Preferred Stock shall vote as a class and no vote of stockholders shall be effective without the approval of the holders of a majority of the shares of the Series A Preferred Stock. Without limiting the generality of the foregoing, so long as the Series A Preferred Stock is outstanding, the Company shall not, without the consent of the Holders of at least a majority of the aggregate number of shares of Series A Preferred Stock, either in writing or by vote at a meeting called for that purpose, at which the Holders of the Series A Preferred Stock shall vote as a class:

                        (i) authorize or increase the authorized number of shares of any class or series of stock;

                        (ii) amend the Articles of  Incorporation of the Company
            or adopt any Resolution of the Board of Directors establishing or designating a series of preferred stock; or

                        (iii) undertake any other fundamental  corporate change,
            such as a merger, consolidation, sale of assets, reclassification of shares or other material transaction.

      7.    PREEMPTIVE RIGHTS
            -----------------

      Shares of any class may not be sold for cash without first offering not less than one-third of such shares to be offered or sold to the Series A Preferred Stock Holders at the same price and terms proposed, excluding shares sold to directors, employees and consultants pursuant to option or similar benefit plans.

      In order to implement the foregoing preemptive rights, the Company shall notify the holders of the Series A Preferred Stock of any proposed sale of securities. Such notice shall be in writing and shall include the price and terms pursuant to which the applicable securities are proposed to be sold and the characteristics of the applicable securities. Following receipt of such notice and within 15 days thereof, the holders of the Series A Preferred Stock shall provide notice to the Company of whether and to the extent that Series A Preferred Stockholders intend to exercise their preemptive right. The applicable securities may be offered and sold at the price and on terms set forth in the notice to the holders of the Series A Preferred Stock following the expiration of this 15-day period. In the event the Company proposes to alter the price or terms, or the characteristics of the security proposed to be sold from that set forth in the notice, an additional notice shall be provided setting forth the new price, terms or characteristics and the holders of the Series A Preferred Stock shall have the opportunity, in accordance with the procedures set forth above for notice and the right to exercise the preemptive right, to exercise the preemptive right as the new price, terms or to acquire the securities with the differing characteristics, as applicable.

      8.    SEVERABILITY OF PROVISIONS
            --------------------------

      If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all of the rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein. Further, any such invalid, unlawful or unenforceable right shall be enforced to the fullest extent permissible for the benefit of the Holder.

      Signed this 11th day of July, 1997.



                                          --------------------------------------
                                          JOHN C. WALSH, President and
                                          Assistant Secretary













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


STATE OF FLORIDA        )
                        ) ss.
County of Pinellas      )

            The foregoing document was acknowledged before me this 11th day of July, 1997, by JOHN C. WALSH.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                          --------------------------------------
                                          Notary Public

My commission expires:

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